Exhibit 10.8

FORM OF TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of [ ], 2022, by and among Franklin Square Holdings, L.P., a Pennsylvania limited partnership (“FSH”), KKR Credit Advisors (US) LLC, a Delaware limited liability company (“KKR” and together with FSH, the “Licensors” and each, a “Licensor”), and KKR FS Income Trust, a Delaware statutory trust (“KFIT” or the “Licensee”) (each of the Licensor and Licensee, a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, reference is made to that certain Amended and Restated Investment Advisory and Agreement, dated as of November 1, 2022, by and between FS/KKR Advisor, LLC (the “Joint Advisor”) and KFIT (as amended and restated from time to time, the “Investment Advisory Agreement”), and to that certain Master Transaction Agreement, dated as of December 10, 2017, by and among FB Income Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC, FSIC IV Advisor, LLC, FSH, Michael C. Forman and KKR (the “Master Transaction Agreement”);

WHEREAS, the Joint Advisor is jointly operated by FSH and KKR;

WHEREAS, FSH owns the trademark “FS INVESTMENTS” and the logo set forth on Schedule I (collectively, the “FSH Marks”);

WHEREAS, KKR owns the trademark “KKR” and the logo set forth on Schedule II (collectively, the “KKR Marks” and together with the FSH Marks, the “Licensed Marks”);

WHEREAS, pursuant to the Master Transaction Agreement, FSH and KKR agreed to, among other things, immediately prior to the Effective Date (as defined in the Master Transaction Agreement), enter into a trademark license agreement granting the Joint Advisor and certain of its managed funds a non-exclusive and royalty free license to use the Licensed Marks; and

WHEREAS, in connection with the Joint Advisor’s and KFIT’s entry into the Investment Advisory Agreement, FSH and KKR desire to enter into a trademark license agreement granting KFIT a non-exclusive and royalty free license to use the Licensed Marks.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I. LICENSE GRANT

1. License of FSH Marks. Subject to the terms and conditions of this Agreement and during the term of this Agreement, FSH hereby grants to the Licensee, and the Licensee hereby accepts from FSH, a non-exclusive, non-transferable, royalty-free, fully paid up, and worldwide license to use the FSH Marks solely in connection with marketing the investment advisory and other related services provided by the Joint Advisor. The Licensee shall use the FSH Marks only to the extent permitted under this Agreement. The Licensee shall have no right to use any modification, stylization or derivation of the FSH Marks or any marks that are confusingly similar to the FSH Marks without the prior consent of FSH in its sole discretion.

2. License of KKR Marks. Subject to the terms and conditions of this Agreement and during the term of this Agreement, KKR hereby grants to the Licensee, and the Licensee hereby accepts from KKR, a non-exclusive, non-transferable, royalty-free, fully paid up, and worldwide license to use the KKR Marks solely in connection with marketing the investment advisory and other related services provided by the Joint Advisor. The Licensee shall use the KKR Marks only to the extent permitted under this Agreement. The Licensee shall have no right to use any modification, stylization or derivation of the KKR Marks or any marks that are confusingly similar to the KKR Marks without the prior consent of KKR in its sole discretion.

3. Rights to Licensed Marks. All rights not expressly granted to the Licensee hereunder shall remain the exclusive property of FSH or KKR, as applicable. All use of the FSH Marks or KKR Marks by the Licensee, and all goodwill associated with such use, shall inure to the benefit of FSH and KKR, respectively. The Licensee shall not challenge the validity of any Licensed Mark, nor shall the Licensee challenge a Licensor’s ownership of any Licensed Mark or the enforceability of a Licensor’s rights therein. Nothing in this Agreement shall preclude a Licensor or any of its successors or assigns from using or permitting other entities to use its Licensed Marks, whether or not such entity directly or indirectly competes or conflicts with the Licensee’s business in any manner.

4. Registration of Licensed Marks. The Licensee shall not register any of the FSH Marks or KKR Marks, or any variations thereof, in any jurisdiction without express prior written consent from FSH or KKR, respectively, and, as among the Parties, FSH shall retain the exclusive right to apply for and obtain registrations for the FSH Marks and KKR shall retain the exclusive right to apply for and obtain registrations for the KKR Marks.

II. COMPLIANCE

1. Quality Control. In order to preserve the inherent value of the Licensed Marks, the Licensee agrees to use reasonable efforts to ensure that it maintains the quality of the Licensee’s business and the operation thereof equal to the standards prevailing in the operation of the Licensee’s business as of the date of this Agreement. The Licensee further agrees to use the Licensed Marks in accordance with such quality standards as may be reasonably established by a Licensor and communicated to the Licensee from time to time in writing, or as may be agreed to by a Licensor and the Licensee from time to time in writing. The Licensee agrees to obtain the written approval of the Licensors prior to any use of the Licensed Marks, except for uses that conform in all material respects to uses that were previously approved.

2. Compliance With Laws. The Licensee agrees that the business operated by it in connection with the Licensed Marks shall comply, in all material respects, with all laws, rules, regulations and requirements of any governmental body, stock exchange or self-regulatory organization as may be applicable to the operation, marketing, and promotion of the business or the use of the Licensed Marks.

3. Notification of Infringement. Each Party shall immediately notify the other Parties and provide to the other Parties all relevant background facts upon becoming aware of: (a) any registrations of, or applications for registration of, marks that do or may conflict with a Licensor’s rights in the Licensed Marks or the rights granted to the Licensee under this Agreement; (b) any infringements or misuse of the Licensed Marks by any third party (“Third Party Infringement”); or (c) any claim or allegation that the Licensee’s use of the Licensed Marks infringes or violates the intellectual property rights of any third party (“Third Party Claim”). Each of FSH and KKR shall have the exclusive right, but not the obligation, to prosecute, defend and/or settle, in its sole discretion, all actions, proceedings and claims involving any Third Party Infringement or Third Party Claim, and to take any other action that it deems necessary or proper for the protection and preservation of its rights with respect to the FSH Marks and the KKR Marks, respectively. The Licensee shall cooperate with FSH or KKR, as applicable, in the prosecution, defense or settlement of such actions, proceedings or claims.

III. REPRESENTATIONS AND WARRANTIES

1. The Licensee accepts this license on an “as is” basis. The Licensee acknowledges that no Licensor makes any explicit or implicit representation or warranty as to the registrability, validity, enforceability or ownership of the Licensed Marks, or as to the Licensee’s ability to use the Licensed Marks without infringing or otherwise violating the rights of others, and no Licensor has any obligation to indemnify the Licensee with respect to any claims arising from the Licensee’s use of the Licensed Marks, including, without limitation, any Third Party Claim.

2. Licensee Representations. The Licensee hereby represents and warrants to each Licensor as follows:

(a) Due Authorization. The Licensee is a statutory trust, duly organized, validly existing and in good standing under the laws of the state of its organization, and all transactions contemplated by this Agreement to be performed by the Licensee have been duly authorized by all necessary action on the part of the Licensee and do not require the consent or approval of any third party or filing with any governmental or regulatory body by or with respect to it.

(b) Due Execution. This Agreement has been duly executed and delivered by the Licensee and, upon due authorization, execution and delivery of this Agreement by the other Parties, constitutes a legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms.

(c) No Conflict. The consummation of all transactions contemplated by this Agreement will not (with or without the giving of notice or lapse of time or both) result in a breach or violation of, or a default or loss of benefits under, the Licensee’s governing documents or any law or material contract to which it or any of its properties is subject.

3. Licensor Representations. Each Licensor hereby represents and warrants to the Licensee (solely with respect to itself and not with respect to any other Licensor) as follows:

(a) Due Authorization. Such Licensor is a limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization, and all transactions contemplated by this Agreement to be performed by such Licensor have been duly authorized by all necessary action on the part of such Licensor and do not require the consent or approval of any third party or filing with any governmental or regulatory body by or with respect to it.

(b) Due Execution. This Agreement has been duly executed and delivered by such Licensor and, upon due authorization, execution and delivery of this Agreement by the other Parties, constitutes a legal, valid and binding obligation of such Licensor, enforceable against such Licensor in accordance with its terms.

(c) No Conflict. The consummation of all transactions contemplated by this Agreement will not (with or without the giving of notice or lapse of time or both) result in a breach or violation of, or a default or loss of benefits under, such Licensor’s governing documents or any law or material contract to which it or any of its properties is subject.

IV. TERM AND TERMINATION

1. Term. This Agreement shall be effective as of the date hereof and shall continue in perpetuity unless terminated pursuant to Section IV(2).

2. Termination.

(a) This Agreement may be terminated:

(i) at any time by unanimous written agreement of the Parties;

(ii) by each Licensor with respect to the license granted by such Licensor when either Licensor no longer holds, directly or indirectly, at least 25% of the economic interests of the Joint Advisor;

(iii) by either Licensor with respect to the license granted to KFIT if the Joint Advisor ceases to serve as investment adviser to KFIT;

(iv) by either Licensor (the “Non-Breaching Party”) with respect to the Licensee, if there has been a material breach by the Licensee (the “Breaching Party”) of any covenant or agreement contained in this Agreement and (x) the Non-Breaching Party has delivered written notice to the Breaching Party of such breach; and (y) the Breaching Party has not cured such breach within thirty (30) days after receiving written notice thereof from the Non-Breaching Party; or

(v) by a Licensor, with respect to the license granted by such Licensor, upon written notice to the Licensee if (i) the Licensee makes an assignment for the benefit of creditors, (ii) the Licensee admits in writing its inability to pay its debts as they mature, (iii) a trustee or receiver is appointed for a substantial part of the Licensee’s assets or (iv) to the extent termination is enforceable under applicable law, a proceeding in bankruptcy is instituted against the Licensee that is acquiesced in, is not dismissed within one hundred and twenty (120) days, or results in an adjudication of bankruptcy.

(b) A Licensor may also terminate the rights granted to the Licensee hereunder with respect to any trademark that is included in the Licensed Marks if the Licensee’s use of such trademark results in a Third Party Claim. Termination of its license by a Licensor will not terminate the license granted by the other Licensor, but in such event, the non-terminating Licensor will have the option to, at its sole discretion, terminate its own license granted herein or amend the trademarks licensed under such license.

3. Upon Termination. Upon termination of this Agreement with respect to the Licensee, all rights to the Licensed Marks granted to the Licensee under this Agreement shall terminate, and the Licensee shall immediately discontinue all use of the Licensed Marks, including by deleting the terms “FS” and “KKR” from its company name and making all filings necessary to confirm such deletion within thirty (30) days and prosecuting such filings diligently to completion. Notwithstanding the foregoing, KFIT and the Joint Advisor may continue to use the name of the Joint Advisor in filings required to be made with any governmental authority without the consent of the Licensors (i) to the extent such use is required by applicable law and (ii) in a non-trademark and non-disparaging manner that accurately represents the then-current relationship status among the Licensors, the Joint Advisor and KFIT. For six (6) months following termination of this Agreement, the Licensee shall specify on all public-facing materials in a prominent place and in prominent typeface that the Licensee is no longer operating under the Licensed Marks, is no longer associated with the Licensors, as applicable, or such other notice as may be deemed necessary by the Licensors, in their sole discretion.

V. INDEMNIFICATION; REMEDIES

1. Indemnity. The Licensee (the “Indemnifying Party”), at the Indemnifying Party’s own expense, shall indemnify, hold harmless and defend the Licensors and their affiliates, successors and assigns, and its and their respective members, managers, directors, officers, employees and agents (the “Indemnified Parties”), from and against any claim, demand, cause of action, debt, settlement, judgment, award, obligation, loss, fee, damage, expense or liability (including attorneys’ fees and costs) resulting from (i) a breach or alleged breach of this Agreement by the Indemnifying Party, (ii) the Indemnifying Party’s unauthorized or improper use of any Licensed Mark or (iii) the Indemnifying Party’s business or activities conducted under any Licensed Mark.

2. Procedures.

(a) The Indemnified Party will promptly notify the Indemnifying Party of any indemnified claim. Any failure by the Indemnified Party to give such notice shall not relieve such Indemnifying Party from its obligation to indemnify the Indemnified Party except to the extent the Indemnifying Party is actually prejudiced as a result of such failure.

(b) Except for claims involving any Third Party Infringement or Third Party Claim, and without limiting the Indemnifying Party’s indemnity obligations herein, the Indemnifying Party may assume at its option by written notice to the Indemnified Party, the defense of any claim with counsel selected by such Indemnifying Party reasonably acceptable to the Indemnified Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to meaningfully participate in the defense thereof and to employ counsel at its sole cost and expense that is separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.

(c) Whether or not the Indemnifying Party assumes the defense of a claim pursuant to Section V(2)(b), the Indemnified Party shall not admit any liability with respect to, or settle, compromise, consent to judgment or discharge, any claim, except with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(d) If a bona fide settlement offer is made with respect to a claim other than a claim involving any Third Party Infringement or Third Party Claim and the Indemnifying Party desires to accept and agree to the offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect (the “Settlement Notice”). If the Settlement Notice (i) includes a full release of the Indemnified Party, (ii) does not have any material adverse monetary effect or continuing liability or obligation on the Indemnified Party, (iii) the entire cost of such settlement is paid by the Indemnifying Party and (iv) the Indemnified Party fails to consent to the settlement offer within ten (10) Business Days after receipt of the Settlement Notice or rejects the settlement offer, then the Indemnified Party shall thereafter be solely responsible for continuing the defense of such claim. In that event, the maximum liability of the Indemnifying Party as to such claim will not exceed the amount of such settlement offer.

(e) If the Indemnifying Party opts not to assume the defense as set forth in Section V(2)(b), (i) then the Indemnified Party shall afford the Indemnifying Party the opportunity to be meaningfully involved with respect to the response to and defense and/or settlement of the claim, such cooperation to include consultation on all material matters, including defense and settlement strategy and tactics, with the Indemnifying Party and (ii) the Indemnifying Party may employ counsel at its sole cost and expense that is separate from the counsel employed by the Indemnified Party, it being understood that the Indemnified Party shall control such defense.

3. Injunctive Relief. The Licensors and the Licensee acknowledge and agree that a breach or threatened breach by the Licensee of any of the terms or conditions contained in Article I or II will cause immediate and irreparable harm and damage to a Licensor, and that monetary damages will be inadequate to compensate such Licensor for such breach. Accordingly, the Licensors and the Licensee agree that each Licensor shall, in addition to any other remedies available to it at law or in equity, be entitled, without posting bond or other security, to seek an injunction from any court of competent jurisdiction enjoining and restraining any breach or threatened breach of such terms or conditions of this Agreement by the Licensee.

4. Limitation of Liability. IN NO EVENT SHALL A LICENSOR OR ANY OF ITS AFFILIATES OR ANY OF THEIR MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS OR OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL, COMPUTER FAILURE OR MALFUNCTION OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY LICENSED MARK, EVEN IF SUCH LICENSOR IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.

VI. MISCELLANEOUS

1. Assignment. The Licensee shall not sublicense, assign, pledge, grant or otherwise encumber or transfer to any third party all or any part of its rights or duties under this Agreement, in whole or in part, without the prior written consent of both Licensors, which consent the Licensors may grant or withhold in their sole and absolute discretion. Any purported transaction in violation of this Section VI(1) shall be void ab initio and shall be deemed a material breach of this Agreement.

2. Relationships. No Party shall have, or shall represent that it has, any power, right or authority to bind any other Party to any obligation or liability, or to assume or create any obligation or liability on behalf of any other Party. Neither Licensor is liable herein for the actions of the other Licensor herein.

3. Notices. All notices and other communications hereunder shall be in writing and given to the applicable Party at the addresses set forth below or such other addresses as such Party may hereafter designate for itself by like notice. All notices shall be (a) mailed by United States registered or certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office, (b) sent by telex, telecopier or email (in each case, with receipt confirmed), provided a copy is also sent by United States mail or (c) sent by any reputable overnight courier service (with all fees prepaid). All notices shall only be considered to have been given (and to be effective) (i) if sent by United States mail, upon receipt, (ii) if sent by telex, telecopier or email, on the date received or (iii) if sent by courier, on the date of receipt. Notices may also be delivered by hand; in which case they shall be considered to have been given (and to be effective) on the date of receipt.

If to the Joint Advisor, FSH or KFIT:

201 Rouse Boulevard Philadelphia, PA 19112 Attention: Stephen Sypherd Email: stephen.sypherd@fsinvestments.com

With a copy (which shall not constitute notice) to:

Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104 Attention: James A. Lebovitz Email: james.lebovitz@dechert.com

If to the Joint Advisor or KKR:

555 California Street 50th Floor San Francisco, CA 94104 Attention: Noah Greenhill Email: Legal—SF@KKR.com

With a copy (which shall not constitute notice) to:

555 California Street 50th Floor San Francisco, CA 94104 Attention: Michael Nguyen Email: mike.nguyen@kkr.com

and

Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Attention: Ron Cami Email: ron.cami@davispolk.com

4. Governing Law. This Agreement and the rights of the Parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

5. WAIVER OF JURY TRIAL. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (INCLUDING WITHOUT LIMITATION ANY STATUTORY OR COMMON LAW CLAIM) OF ANY NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6. Amendment. No amendment, supplement or other modification to this Agreement shall be valid against a Party unless the same is in writing and signed by the Party against whom such enforcement is sought.

7. No Waiver. The failure of any Party to insist upon strict performance of a covenant hereunder or of any obligation hereunder or to exercise any right or remedy hereunder, regardless of how long such failure shall continue, shall not be a waiver of such Party’s right to demand strict compliance therewith in the future unless such waiver is in writing and signed by the Party giving the same. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

9. Headings. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

10. Counterparts. This Agreement may be executed in two or more electronic counterparts (PDF) with the same effect as if each party hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

11. Entire Agreement. This Agreement contains the entire understanding between the Parties and supersedes any prior understandings and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties relating to the subject matter of this Agreement which are not fully expressed herein.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed as of the date first written above by its duly authorized officer.

LICENSORS:

FRANKLIN SQUARE HOLDINGS, L.P.

By:
Name: Stephen Sypherd
Title: Managing Director

[Signature Page to Trademark License Agreement]

KKR CREDIT ADVISORS (US) LLC

By:
Name: Noah Greenhill
Title: General Counsel

[Signature Page to Trademark License Agreement]

LICENSEE:

KKR FS INCOME TRUST

By:
Name: Michael C. Forman
Title: Initial Sole Trustee

[Signature Page to Trademark License Agreement]

Schedule I

Schedule II